Exhibit 99.3

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-126038, 333-126039, 333-126040, 333-151243, 333-151251, 333-174376, 333-181116 and 333-188805 on Form S-8 of our reports dated February 12, 2014 relating to the consolidated financial statements of Goldcorp Inc. and the effectiveness of Goldcorp Inc.’s internal control over financial reporting appearing in this Current Report on Form 6-K of Goldcorp Inc.

/s/ Deloitte LLP
Chartered Accountants
Vancouver, Canada
February 12, 2014